Securities Exchange Act of 1934 -- Form 8-K

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                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         Current Report



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

       Date of Report (date of earliest event reported):
                       September 11, 1998
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               CBL & ASSOCIATES PROPERTIES, INC.
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     (Exact name of registrant as specified in its charter)


  Delaware               1-12494                 62-1545718
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 (State or other         (Commission             (IRS Employer
 jurisdiction of         File Number)            Identification
 incorporation)                                     Number)


 One Park Place, 6148 Lee Highway, Chattanooga, Tennessee 37421
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             (Address of principal executive offices)


      Registrant's telephone number, including area code:
                         (423) 855-0001
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               CBL & ASSOCIATES PROPERTIES, INC.



ITEM 2    ACQUISITION OF ASSETS
          ACQUISITION OF TWO MALLS

     On August 27, 1998, CBL & Associates Properties, Inc. (the "Registrant"), through its Operating Partnership, entered into Contribution and Exchange Agreements (the "Contribution and Exchange Agreements") with Samuel's Associates, Inc., an unaffiliated party ("Transferor"), pursuant to which Transferor contributed two malls, Meridian Mall in Lansing, Michigan and Janesville Mall in Janesville, Wisconsin (the "Properties") to the Operating Partnership in exchange for Operating Partnership Units, the agreement of the Operating Partnership to take title to the Properties subject to certain existing indebtedness and the agreement of the Operating Partnership to refinance such existing indebtedness. The properties total approximately 1.4 million square feet of Gross Leaseable Area ("GLA").


     The following table contains certain information concerning each of the Properties:


                                    Mall Average         Mall Store
Center                     GLA      Sales per foot      Occupancy(1)

Meridian Mall           766,960            $277           94%
Janesville Mall         614,658             290           83%
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(1)  Tenants in occupancy and paying rent on Mayf 31, 1998.

     The aggregate transaction value was approximately $138 million (before closing costs, deferred maintenance and closing adjustments). Concurrently with the execution of the Contribution and Exchange Agreements, the Registrant obtained a loan from US Bank Corp. for the refinancing of Meridian Mall's existing indebtedness with a two year variable rate loan in the principal amount of $80 million. The Registrant also issued a total of 2,118,299 Operating Partnership Units valued at $25 per share for the Properties and assumed a $17.1 million mortgage on Janesville Mall.

     Material factors considered by the Registrant in assessing the Properties include historical net operating income, occupancy and rental rates, the prospects for new leasing and the ability to raise occupancy and rental rates. The Registrant also considered the capital expenditures necessary to maintain the Properties in class A condition, the capitalization rates for comparable real estate and the ability to reduce expenses through self management of the Properties. The registrant after reasonable inquiry is not aware of any material factors relating to the Properties other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

     The description contained herein of the acquisition transaction described above does not purport to be complete and is qualified in its entirety by reference to the Contribution and Exchange Agreements which are filed as an exhibit hereto.

                                  2
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ITEM 7    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS

     A)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


          The following financial statements have not been completed as of the date of this report and will be filed as an amendment to this report as soon as practicable in accordance with Item 7 (a)(4) of Form 8-K.

          Report of Independent Public Accountants on Janesville Mall

          Statements of Excess Revenues over Specific Operating
          Expenses for Janesville Mall for the Twelve Months Ended December 31, 1997

          Notes to Financial Statements for Janesville mall

          Report of Independent Public Accountants on Meridian Mall

          Statements of Excess Revenues over Specific Operating
          Expenses for Meridian Mall for the Twelve Months Ended
          December 31, 1997

          Notes to Financial Statements for Meridian Mall


      B)   PRO FORMA FINANCIAL INFORMATION OF REGISTRANT

               The following financial statements have not been completed as of the date of this report and will be filed as an amendment to this report as soon as practicable in accordance with Item 7 (a)(4) of Form 8-K.

               Pro Forma Consolidated Statement Of Operations
               For the Six Months Ended June 30, 1998.
               (Unaudited)

               Pro Forma Consolidated Balance Sheet as of
               June 30, 1998. (Unaudited)

     C)   EXHIBITS

     Contribution and Exchange Agreement dated August 27, 1998 between Janesville Properties Co. L.P. an Ohio Limited Partnership (Contributor) and CBL & Associates Limited Partnership, a Delaware limited partnership (Acquiror)

     Contribution, Exchange and Sale Agreement dated August 27,
     1998 between Meridian Mall Associates Limited LLC an Ohio
     Limited Liability Company (Meridian) and CBL & Associates
     Limited Partnership, a Delaware limited partnership
     (Acquiror)

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                                  3

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                            SIGNATURE





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                CBL & ASSOCIATES PROPERTIES, INC.


                                     /s/  John N. Foy
                                -----------------------------
                                        John N. Foy
                                Executive Vice President,
                                Chief Financial Officer and
                                         Secretary
                                (Authorized Officer of the
                                        Registrant,
                                Principal Financial Officer and
                                Principal Accounting Officer)



Date: September 11, 1998
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                          EXHIBITS INDEX


Exhibit:

2.1 Contribution and Exchange Agreement dated August 27, 1998 between Janesville Properties Co. Limited Partnership an Ohio Limited Partnership (Contributor) and CBL & Associates Limited Partnership, a Delaware limited partnership (Acquiror)


2.2 Contribution, Exchange and Sale Agreement dated August 27, 1998 between Meridian Mall Associates Limited LLC an Ohio Limited Liability Company (Meridian) and CBL & Associates Limited Partnership, a Delaware limited partnership
          (Acquiror)